Exhibit 3.36(a)

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:08 PM 07/12/2007
FILED 06:06 PM 07/12/2007
SRV 070809393 – 4387988 FILE

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

US ONCOLOGY REIMBURSEMENT SOLUTIONS, LLC

This Certificate of Formation of US Oncology Reimbursement Solutions, LLC is being duly executed and filed by Melisa Jacobs, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 De1.C. 18-101, et seq.), as amended.

FIRST. The name of the limited liability company is “US Oncology Reimbursement Solutions, LLC”.

SECOND. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of US Oncology Reimbursement Solutions, LLC this 12th day of July, 2007.

Melisa Jacobs
Authorized Person